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                                                                       EXHIBIT 5


                        [Letterhead of Dover Corporation]







                                 March 17, 1998



Dover Corporation
280 Park Avenue
New York, NY 10017


                  Re:      Form S-3 Registration Statement
                           for $350,000,000 Aggregate
                           Offering Price of Debt  Securities


Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of Dover Corporation, a Delaware corporation (the "Company"), and, as such, am generally familiar with its affairs, records, documents and obligations. I am rendering my opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement on Form S-3 (the "Registration Statement") relating to the registration by the Company of up to $350,000,000 aggregate offering price of debt securities (the "Debt Securities"). The Debt Securities are to be issued in one or more series pursuant to an indenture (the "Indenture") to be entered into by the Company and a trustee (the "Trustee").

         I have been provided with a draft prospectus (the "Prospectus") which is part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). I have examined the Registration Statement, the Prospectus, the form of Indenture and the originals or certified, photostatic or facsimile copies of such records and other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
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Dover Corporation
March 17, 1998
Page 2


         Based upon my examination described above, and subject to the assumptions and qualifications stated herein, I am of the opinion that, (a) when the Debt Securities of any series have been established in accordance with the terms of the Indenture and approved by the Special Committee of the Board of Directors of the Company in accordance with the resolutions authorizing the issuance and delivery of the Debt Securities, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities.

         The foregoing opinion is limited to the federal securities laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York. The foregoing opinion is also subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing. In addition, I express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         I assume for purposes of this opinion that, at the time of the issuance of any Debt Securities, (i) the Indenture will have been duly executed and delivered by the Company; (ii) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iv) the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute a legal valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee will be in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (vi) the Trustee will have the requisite legal power and authority to perform its obligations under the Indenture.
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Dover Corporation
March 17, 1998
Page 3


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Robert G. Kuhbach